Uganda Investment Authority
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Licence number: 2021709962

UGANDA INVESTMENT AUTHORITY
INVESTMENT LICENCE

This investment Licence has been issued under Section 22(5) of the Investment Code Act, 2019.
The provision of the Investment Code Act, 2019 and Guidelines and Procedures brought into effect under it shall apply for Business Enterprise:

1. Name and address of Business Enterprise:
   ASTRA ENERGY AFRICA - SMC LIMITED, REGISTRATION NO 80020003283504
   UGANDA, KAMPALA, KAMPALA CENTRAL DIVISION, KAMPALA CENTRAL DIVISION, KOLOLO I, MACKENZIE, 1 COLVILLE STREET , 8TH FLOOR

2. Name, Country of Origin and Address of the Shareholder(s):

ASTRA ENERGY, INC.	UNITED STATES OF AMERICA (THE)	UNITED STATES OF AMERICA (THE)

3. Location of the Project:
   WINDSOR CRESCENT, PLOT 40A, CANAAN HEIGHTS, KOLOLO I, KAMPALA, KAMPALA CENTRAL DIVISION, KAMPALA CENTRAL DIVISION, UGANDA

4. Nature of the Business Enterprise:
   ELECTRIC POWER GENERATION, TRANSMISSION AND DISTRIBUTION

5. Capital investment:
   2000000

6. Proposed activity description:
   POWER GENERATION

7. Financing (US$):

	Foreign	Domestic	Total
Equity	$1,000,000.00	$0.00	$1,000,000.00
Loan	$0.00	$0.00	$0.00
Others	$1,000,000.00	$0.00	$1,000,000.00
Total	**$2,000,000.00**	**$0.00**	**$2,000,000.00**

8. Period of validity of the Investment License: 5 years

   Date of Issue: 13:35, 5th November, 2021 Date of Expiry: 13:35, 5th November, 2026

Uganda Investment Authority
The Investment Centre

13:35, 5th November, 2021

PLOT 22 LUMUMBA AVENUE
P.O. BOX 7418 KAMPALA-UGANDA

PAUL KYALIMPA

Signature: ______________________

For Director General

UGANDA INVESTMENT AUTHORITY

Terms and Conditions of the Investment Licence

A holder of an Investment Licence shall ensure compliance with the following:

1. The expatriate workers to be employed shall be a subject to UIA approval;

2. The date by which foreign capital investment shall have been invested in the business enterprise is one year from the date of licencing;

3. The mode of settlement of disputes as provided for under section 25 of the Investment Code Act, 2019;

4. The holder of this Investment Licence should:

   4.1. Maintain proper Financial and Accounting records, returns, samples date relating to the operations of the business enterprise;
   4.2. Permit reasonable access to the operations of the business enterprise to the employees or agents of the Authority;
   4.3. Take necessary actions to ensure that the operations of the business enterprise do not cause injury to the ecology or environment. In addition, comply with the National Environment Act No.5 of 2019 and Environmental and Social Impact Assessment (ESIA) approved conditions.
   4.4. Ensure that the human rights of the employees are respected and protected.
   4.5. Must ensure a gender-sensitive working environment and take necessary action to ensure equal opportunities amongst personnel and potential employees.
   4.6. Apply for renewal of the license, three months to the expiry.

5. The holder of this Licence should be aware of the terms and conditions of the Investment Code Act, 2019, and in particular: section 22; section 23; section 39 and the Regulations thereunder.

6. The holder to the Investment Licence must submit Annual returns including:

   6.1. Data on actual investment;
   6.2. Data on actual employment created;
   6.3. Status of the project;
   6.4. Data on exports and issues in the export market;
   6.5. Data on business expansion/diversification plans.